Exhibit 24(b)(8)(j)(3):  First Amendment, dated November 20, 2015, to the Administrative Services Agreement, dated September 1, 2007, by and among Voya Insurance and Annuity Company, ReliaStar Life Insurance Company of New York and Legg Mason Investor Services, LLC

FIRST AMENDMENT TO

ADMINISTRATIVE SERVICES AGREEMENT

This First Amendment to Administrative Services Agreement (“Amendment”) is entered into by and among Voya Insurance and Annuity Company and ReliaStar Life Insurance Company of New York (collectively the “Company”) and Legg Mason Investor Services, LLC (the “Distributor”).

WHEREAS, the parties entered into an Administrative Services Agreement dated September 1, 2007 (the “Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, the parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the parties agree as follows:

1.   Schedule A of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule A of the Agreement.

2.      Other Terms.  Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Legg Mason Investor Services, LLC.

Legg Mason Investor Services, LLC

By:      /s/ Michael P. Mattera

Name:  Michael P. Mattera

Title:    Director

Date:    11/20/15

Voya Insurance and Annuity Company                             ReliaStar Life Insurance Company of New York

By:      /s/ Carolyn M. Johnson                                               By:      /s/ Lisa Gilarde

Name:  Carolyn M. Johnson                                                    Name:  Lisa Gilarde

Title:    SVP                                                                             Title:    Vice President

Date:    10-29-15                                                                     Date:   11/5/15

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SCHEDULE A

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

Legg Mason Partners Variable Equity Trust

Fund Name	Class	CUSIP	Administrative Services Fee
ClearBridge Variable Appreciation Portfolio	I	52467W882	XXbps
ClearBridge Variable Large Cap Value Portfolio	I	52467M504	XXbps
ClearBridge Variable Mid Cap Core Portfolio	II	52467X856	XXbps
QS Legg Mason Variable Conservative Growth	Single	52467W502	XXbps
QS Legg Mason Variable Growth	Single	52467W700	XXbps
QS Legg Mason Variable Moderate Growth	Single	52467W601	XXbps

Legg Mason Partners Variable Income Trust

Fund Name	Class	CUSIP	Administrative Services Fee
Western Asset Core Plus VIT Portfolio	Single	52467K771	XXbps

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